EXHIBIT 99.1

SATCON REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

Bookings in Q1 2010 Outpace Full Year 2009 Revenues; Backlog at Record High

Boston, Massachusetts — May 6, 2010 - Satcon Technology Corporation (NASDAQ CM:SATC), a leading provider of utility scale power solutions for the renewable energy market, today announced its results for the first quarter ended March 31, 2010.

	Three Months Ended	Three Months Ended
	March 31,	April 4,
(in millions, except per share data)	2010	2009

Revenue	$14.7	$13.4

Gross Margin	$2.0	$1.1
Gross Margin Percentage	13.8%	8.2%

Operating Loss from Continuing Operations	$(7.1)	$(5.1)

Net Loss Attributable to Common	$(7.2)	$(11.9)
Shareholders

Net Loss Attributable to Common	$(0.10)	$(0.23)
Shareholders per weighted average share, basic and diluted

“We are very pleased with our performance in the first quarter of 2010 during which we continued to build on the strong growth momentum of 2009 and further strengthened our position as the world leader in utility grade power conversion system solutions,” said Steve Rhoades, Satcon President and Chief Executive Officer.  “With bookings for the first quarter far outpacing total revenues for all of 2009, and strong order levels continuing into the second quarter, we are well positioned to deliver significant top line growth in 2010.  In addition to maintaining our dominant market share in Canada and the US, the growth of our backlog is coming from each of the geographies we serve, with significant increases in orders through our expanded presence in both China and Europe. This further demonstrates the strong demand for our best in class utility ready solutions worldwide.”

Bookings for the quarter reached $66 million, reflecting increasing global demand for the Company’s products.   Bookings from China topped the list with 191 MW ordered.  Europe contributed 47 MW to the mix and North America totaled 61 MW of booked orders.  At May 3, 2010, the Company’s backlog, which consists of firm fixed purchase orders with customers, totaled over $80 million.

Rhoades continued, “Our revenue and margin performance for the first quarter of 2010 is in-line with the guidance we provided earlier. In the quarter, restructuring of the Burlington, Ontario facility was completed along with the transfer of manufacturing for over 80% of our designs from Ontario to Shenzhen, China.  Looking forward to the second quarter, we expect our revenues will increase significantly to between $25 million and $28 million, which would be over three times the revenue we recorded during the same period last year.  In addition, we expect our gross margins in the second quarter will continue to increase to over 20% as we complete our transition of production to our lower-cost facility in China.  We remain on target to have the operations plan fully implemented by mid 2010 and expect further margin expansion to over 30% in the second half of 2010.”

During the first quarter, the company shipped 234 units of its industry-leading PowerGate® Plus and Solstice™ solutions.  Satcon’s 500kW PowerGate Plus solution continued to be its strongest performing product, shipping 71 units, and representing 82% growth over the number of 500kW units shipped in the first quarter of 2009.

Conference Call Reminder

The Company will hold a conference call to review its financial results and business highlights today, May 6, 2010 at 5:00 p.m. ET.  During the conference call, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call will be webcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://investor.satcon.com.  The conference call also can be accessed by dialing (877) 407-8289 (U.S. and Canada) or (201) 689-8341 (International).  Interested parties that are unable to listen to the live call may access an archived version of the webcast on Satcon’s website.

About Satcon

Satcon Technology Corporation is a leading provider of utility scale power solutions for the renewable energy market, enabling the industry’s most advanced, reliable, and proven clean energy alternatives.  For over 24 years, Satcon has designed and delivered the next generation of efficient energy systems for solar photovoltaic, stationary fuel cells, and energy storage systems.  To learn more about Satcon, please visit www.Satcon.com.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “intends,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company’s expectation.  Additional information concerning risk factors is contained from time to time in the Company’s SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC.  Forward-looking statements contained in this press release speak only as of the date of this release.  Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date.  The Company expressly disclaims any obligation to update the information contained in this release.

Contact

Donald R. Peck

Chief Financial Officer and Treasurer

Satcon Technology Corporation
(617) 897-2400
donald.peck@Satcon.com

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2010	April 4, 2009

Product revenue	$14,732,479	$13,379,849

Cost of product revenue	12,699,109	12,285,038

Gross margin	2,033,370	1,094,811

Operating expenses:
Research and development	2,731,785	1,871,262
Selling, general and administrative	5,579,882	4,348,281
Restructuring charges	783,701	—
Total operating expenses from continuing operations	9,095,368	6,219,543

Operating loss from continuing operations	(7,061,998)	(5,124,732)

Change in fair value of warrant liabilities	1,088,978	(5,370,471)
Other (loss) income, net	(68,415)	(138,941)
Interest income	175	3,731
Interest expense	(63,227)	(82,361)
Net loss from continuing operations	(6,104,487)	(10,712,774)
Income/(loss) from discontinued operations, net	31,390	(41,682)
Gain on sale of discontinued operations, net	500,217	—
Net loss	(5,572,880)	(10,754,456)

Deemed dividend and accretion on Series C preferred stock	(1,269,191)	(821,494)
Dividend on Series C preferred stock	(355,060)	(321,038)
Net loss attributable to common stockholders	$(7,197,131)	$(11,896,988)

Net loss per weighted average share, basic and diluted:
From loss on continuing operations attributable to common stockholders	$(0.11)	$(0.23)
From income (loss) on discontinued operations	$0.00	$(0.00)
From gain on sale of discontinued operations	$0.01	—
Net loss attributable to common stockholders per weighted average share, basic and diluted	$(0.10)	$(0.23)

Weighted average number of common shares, basic and diluted	70,921,357	51,537,864

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$11,665,836	$13,369,208
Restricted cash and cash equivalents	34,000	34,000
Accounts receivable, net of allowance of $203,832 and $196,909 at March 31, 2010 and December 31, 2009, respectively	13,340,640	17,577,640
Unbilled contract costs and fees	174,342	202,228
Inventory	15,786,656	11,898,571
Prepaid expenses and other current assets	1,121,182	717,535
Current assets of discontinued operations	—	35,004
Total current assets	42,122,656	43,834,186
Property and equipment, net	4,756,792	4,633,926
Non-current assets of discontinued operations	—	224,227
Total assets	$46,879,448	$48,692,339

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Line of credit	$8,600,000	$3,000,000
Accounts payable	14,562,818	20,751,975
Accrued payroll and payroll related expenses	2,908,934	2,235,349
Other accrued expenses	3,056,318	2,710,568
Accrued restructuring costs	606,168	38,034
Deferred revenue	1,524,910	451,008
Current liabilities of discontinued operations	—	117,702
Total current liabilities	31,259,148	29,304,636

Warrant liabilities	3,712,468	4,976,774
Deferred revenue, net of current portion	6,409,418	5,531,413
Redeemable convertible Series B preferred stock (75 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively; face value $5,000 per share; liquidation preference $375,000)	375,000	375,000
Other long-term liabilities	256,645	280,472
Total liabilities	42,012,679	40,468,295
Commitments and contingencies
Redeemable convertible Series C preferred stock (25,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, face value $1,000 per share, liquidation preference $27,908,219 and $27,600,000 at March 31, 2010 and December 31, 2009 respectively)	23,521,674	22,257,423

Stockholders’ deficit:
Common stock; $0.01 par value, 200,000,000 shares authorized; 71,193,322 and 70,567,781shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	711,933	705,678
Additional paid-in capital	219,292,344	218,599,384
Accumulated deficit	(237,229,614)	(231,656,734)
Accumulated other comprehensive loss	(1,429,568)	(1,681,707)
Total stockholders’ deficit	(18,654,905)	(14,033,379)
Total liabilities and stockholders’ deficit	$46,879,448	$48,692,339

-###-